THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Third Amendment”) is made and entered into as of March 25, 2010 by and between BRICKMAN DURHAM LLC, a Delaware limited liability company (“Seller”) and HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (“Purchaser”).  Purchaser and Seller are sometimes hereinafter referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Purchase and Sale Agreement dated effective March 5, 2010 (as amended by that certain First Amendment to Purchase and Sale Agreement dated March 22, 2010, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated March 24, 2010, the "Agreement"); and

WHEREAS, the Parties now wish to further amend the Agreement by extending the Due Diligence Expiration Date from 5:00 p.m. on March 25, 2010 until 5:00 p.m. on March 26, 2010.

NOW THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by the Parties, Seller and Purchaser agree to amend the Agreement as follows:

1.           The Due Diligence Expiration Date is hereby extended to 5:00 p.m. on March 26, 2010, time being of the essence.

2.           The Additional Earnest Money Deposit Date shall mean March 29, 2010, time being of the essence.

3.           Except as modified by this Third Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed by Seller and Purchaser.

4.           This Third Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the Parties, and all of which shall be construed together as a single instrument.  The Parties executing this Third Amendment may sign separate signature pages and it shall not be necessary for all Parties to sign all signature pages, but rather the signature pages may be combined.  Facsimile or .PDF file signatures shall be as binding as original signatures.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, Seller and Purchaser have executed this Third Amendment as of March 25, 2010.

SELLER: BRICKMAN DURHAM LLC, a Delaware limited liability company By: Title:

IN WITNESS WHEREOF, Seller and Purchaser have executed this Third Amendment as of March 25, 2010.

PURCHASER: HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership By: Hines Global REIT, Inc., its general partner By: Name: Title: